POWER OF ATTORNEY

     The undersigned officers and Trustees of Alpine Series Trust, Alpine Income Trust and Alpine Equity Trust (the "Trusts") hereby appoint Samuel A. Lieber as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trusts as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Trusts' securities under the Securities Act of 1933, as amended (the "Securities Act") including the Trusts' Registration Statement on Form N-8A, N-1A or Form N-14, any and all respective amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 28th day of August, 2003.

Name                                                        Title
----                                                        -----

/s/ Samuel A. Lieber                                    President and Trustee
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Samuel A. Lieber

/s/ Laurence B. Ashkin                                  Trustee
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Laurence B. Ashkin

/s/ H. Guy Leibler                                      Trustee
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H. Guy Leibler

/s/ Donald Stone                                        Trustee
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Donald Stone

/s/ Sheldon R. Flamm                                    Treasurer
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Sheldon R. Flamm